Exhibit 10.1
527 Madison Avenue
New York, NY 10022
Telephone: (212) 893-1121
Fax: (212) 893-1123
CONFIDENTIAL
June 15, 2007
Mr. Anthony J. Nocella
President & Chief Executive Officer
Franklin Bank Corp.
9800 Richmond Avenue
Suite 680
Houston, TX 77042
Dear Mr. Nocella:
This letter (the “Agreement”) will confirm the engagement of SMH Capital Inc. (“SMH Capital”), a subsidiary of Sanders Morris Harris Inc., a Texas corporation (“SMH”), by Franklin Bank Corp., a Delaware corporation (the “Company”), as financial adviser and exclusive placement agent in connection with the Company’s proposed direct offering of approximately $25 million of common stock registered on Form S-3, as amended, (file number 333-141039) (“Shares”) to investors (the “Offering”).
1.	Scope of SMH Capital’s Services. SMH Capital will be the Company’s exclusive placement agent in the solicitation of offers for the purchase of all or part of the Shares from the Company. To that extent, SMH Capital will distribute Offering Materials (as hereinafter defined) to potential investors, report the status of the Offering to the Company, and assist in consummating the Offering, including, but not limited to:
a.	familiarizing itself to the extent it deems appropriate and feasible with the business operations, properties, financial condition, and prospects of the Company,

b.	assisting the Company in preparing Offering Materials for distribution by SMH Capital to potential investors selected by SMH Capital and the Company,

c.	screening and contacting prospective investors,

d.	assisting in negotiations with prospective investors, and

e.	advising and assisting the Company in structuring and pricing the Offering.
The Offering will be conducted pursuant to the terms and conditions of a customary placement agency agreement acceptable to SMH Capital, the Company and their respective counsel. The Company shall retain control of the Offering and shall have the right to determine (a) whether to close the sale of the Securities to a specific investor, (b) whether to close or terminate the Offering, and (c) the content of the Offering Materials. It is understood by both parties that SMH Capital intends to solicit interest from a limited number of potential investors and on a “best-

Franklin Bank Corp.
June 15, 2007

efforts” only basis. SMH Capital will, in its sole discretion, determine the reasonableness of its efforts and is under no obligation to perform at any level other than what it deems reasonable.

2.	Fees. In return for SMH Capital’s services in the placement of the Shares, the Company will pay SMH Capital a placement agent fee equal to 5.0% of the gross proceeds of any shares placed by SMH Capital.

Any fee contemplated in the above sentence herein will be referred to as the “Financing Fees”. Any Financing Fees payable to SMH Capital will be due at the closing date of the Offering and shall be payable to SMH Capital by the Company. The Company shall also pay SMH Capital a Financing Fee if shares of common stock are sold by the Company through a private placement during the Residual Period to investors contacted by SMH Capital regarding the Offering.

3.	Expenses. In addition to the foregoing, the Company will, upon request, reimburse SMH Capital for all reasonable out of pocket costs and expenses incurred by SMH Capital in performing its obligations under this Agreement, which costs and expenses shall include, but not be limited to, travel expenses, expenses incurred in performing due diligence in connection with the transaction, background investigations, legal expenses (cap of $15,000), information services fee of $5,000 per transaction, and all other expenses reasonably incurred by SMH Capital in performing its obligations under this Agreement; provided, however, that SMH Capital shall obtain the prior approval of the Company for any single expenditure in excess of $2,500. In seeking reimbursement for expenses, SMH Capital shall provide to the Company a written statement or statements detailing expenses for which reimbursement is sought and, upon request by the Company, shall provide copies of invoices and other documentation supporting such expenses. Reimbursable expenses shall be payable by the Company within 10 days of receipt by the Company of such written statement or, if requested by the Company, copies of supporting documentation.

4.	Term. The term of this Agreement shall begin on the date hereof and shall terminate at the close of the Offering. A “Residual Period” shall extend for thirty (30) days from the date of termination or expiration of this Agreement. SMH Capital reserves the right to terminate this engagement on 10 days notice in writing.

5.	Company Information. The Company will furnish SMH Capital such information concerning the Company as SMH Capital reasonable determines to be appropriate with respect to the Offering (“Information”). The Company shall afford SMH Capital and its counsel and representatives full and complete access to its books and records and will use commercially reasonable efforts to afford SMH Capital will full and complete cooperation of management to gather the Information. The Company recognizes and confirms that SMH Capital (a) will use and rely on the Information in performing the services contemplated by this Agreement, without independently verifying the accuracy and completeness of the same, (b) does not assume responsibility for the accuracy or completeness of the Information, and (c) will not make an appraisal of any assets or liability of the Company.

The Company hereby represents to SMH Capital that all solicitation materials prepared by the Company and used in connection with the Offering (the “Offering Materials”) will not, as of the date of any offer or sale in connection with the Offering, contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein, not misleading, in light of the circumstances under which they were made. If at any time an event occurs as a result of which the Offering Materials, as then amended or supplemented, would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made when

Franklin Bank Corp.
June 15, 2007

such Offering Materials are delivered to a prospective purchaser pursuant hereto, not misleading, the Company will promptly notify SMH Capital to suspend solicitation of prospective purchasers in connection with the Offering; and if the Company decides to amend or supplement the Offering Materials, it will promptly advise SMH Capital by telephone (with confirmation in writing) and will promptly prepare an amendment or supplement that will correct such statement or omission.

SMH Capital will not violate, or cause the Company to violate, any applicable securities laws in connection with the Offering.

6.	Confidentiality. In connection with this engagement, it is contemplated that SMH Capital will receive from the Company certain information (including certain business planning, product, marketing, technical, financial, and other information and materials) the Company considers confidential. SMH Capital shall use this confidential information solely for the purpose of providing services to the Company and will not disclose to any party (other than SMH Capital’s officers, directors, employees, affiliates, and counsel who have a need to know such information, herein “Representatives”) any such confidential information, except with the prior written approval of the Company; provided, however, that the foregoing restrictions shall not apply to any information that: (a) is included in the Offering Materials and disclosed pursuant to the distribution of the Offering Materials as permitted by the Company, (b) the Company consents to having disclosed in connection with the Offering, (c) is publicly available when provided or thereafter becomes publicly available other than through disclosure by SMH Capital or its Representatives, or (d) is required to be disclosed by SMH Capital by judicial or administrative process in connection with any action, suit, proceeding, or investigation; and provided, further, however, that SMH Capital shall give the Company notice of any such requirement immediately upon the becoming aware of same and shall not disclose such information except only to the extent required after the maximum time permitted. Information shall be deemed “publicly available” if it becomes a matter of public knowledge or is contained in materials available to the public or is obtained by SMH Capital from any source other than the Company or its representatives, provided that such source was not to SMH Capital’s actual knowledge subject to a confidentiality agreement with the Company. SMH Capital will take reasonable steps to assure that the Offering Materials are not distributed to any persons not permitted to receive them pursuant to the terms hereof.

7.	Indemnification. The Company acknowledges that SMH Capital will be acting on behalf of the Company and will require indemnification by the Company. The Company further acknowledges that SMH Capital’s indemnification provisions attached hereto as Exhibit A are incorporated by reference herein or are made a part hereof for all purposes as though set forth entirely herein.

8.	Miscellaneous. The Shares will be issued and sold pursuant to the Company’s shelf registration on Form S-3, as amended, (file number 333-141039).

The parties agree that their relationship under this Agreement is an advisory relationship only, and nothing herein shall cause SMH Capital to be partners, agents or fiduciaries of, or joint venture partners with, the Company or with each other.

The Company agrees that, following the closing of the Offering, SMH Capital shall have the right to place advertisements in financial and other newspapers and journals at its own expense describing its services to the Company hereunder, provided that SMH Capital will submit a copy of any such advertisement to the Company for its approval, which approval shall not be unreasonably withheld or delayed.

Franklin Bank Corp.
June 15, 2007

This Agreement may not be amended or modified except in writing and shall be governed by, and construed in accordance with the laws of the State of New York.
If this Agreement reflects our mutual understanding, please execute two copies in the space indicated below and return one to us.
Very truly yours,
SMH Capital, Inc.
/s/ Richard J. Kelly

Richard J. Kelly
Managing Director-Financial Services
Accepted and agreed to as of June 19, 2007:
Franklin Bank Corp.
/s/ Anthony J. Nocella

Anthony J. Nocella
President & Chief Executive Officer

Franklin Bank Corp.
June 15, 2007

Exhibit A
Indemnification
Franklin Bank Corporation, Inc., a Delaware corporation (the “Company”), agrees to indemnify and hold harmless SMH Capital, Inc. (“SMH Capital”), a subsidiary of Sanders Morris Harris Inc., a Texas corporation (“SMH”), together with its affiliates, directors, officers, agents, employees, SMH Capital within the meaning of the federal securities laws, and the respective successors, assigns, heirs, beneficiaries, and legal representatives of each of the foregoing (SMH Capital and each such entity or person, an “Indemnified Person”), from and against any and all losses, claims, damages, judgments, and liabilities, expenses, or costs (and all actions in respect thereof and any legal or other expenses in giving testimony or furnishing documents in response to a subpoena or otherwise), including the cost of investigating, preparing for, or defending any such action or claim, whether or not in connection with litigation in which an Indemnified Person is a party, as and when incurred, directly or indirectly caused by, relating to, based upon, or arising out of SMH Capital’s performance of its engagement by the Company under the letter agreement dated as of June 15, 2007, as it may be amended from time to time (the “Agreement”), or otherwise arising out of (A) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (as defined below) (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (B) any untrue statement or alleged untrue statement of any material fact contained in either the Base Prospectus, the Prospectus, or any amendment or supplement thereto, or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, such indemnity agreement shall not apply to any such loss, claim, damage, liability, or cost incurred by any Indemnified Person to the extent it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from the gross negligence or willful misconduct or bad faith of such Indemnified Person. The Company also agrees that no Indemnified Person shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with the any advice or services provided by any Indemnified Persons in connection with the Agreement, the transactions contemplated by the Agreement, or any Indemnified Persons’ actions or inactions in connection with any such advice, services, or transactions except for any such liability for losses, claims, damages, liabilities, or costs found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from such Indemnified Person’s gross negligence or willful misconduct or bad faith in connection with such advice, actions, inactions, or services. “Registration Statement” means such registration statement referred to in the first paragraph of Section 8 of this Agreement, including exhibits and financial statements and any prospectus supplement relating to the Shares that is filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and the rules promulgated thereunder (the “Securities Act”), and deemed part of such registration statement pursuant to Rule 430B under the Securities Act; “Base Prospectus” means the base prospectus contained in the Registration Statement; and “Prospectus” means the prospectus supplement relating to the Shares fi led pursuant to Rule 424(b) under the Securities Act in connection with the transactions contemplated by this Agreement, together with the Base Prospectus.
These Indemnification Provisions shall be in addition to any liability that the Company may otherwise have to any Indemnified Person and shall extend to the following: SMH Capital, its affiliated entities, directors, officers, employees, agents, legal counsel and controlling persons of

Franklin Bank Corp.
June 15, 2007

SMH Capital within the meaning of the federal securities laws, and the respective successors, assigns, heirs, beneficiaries, and legal representatives of each of the foregoing indemnified persons or entities. All references to SMH Capital or Indemnified Persons in these Indemnification Provisions shall be understood to include any and all of the foregoing indemnified persons or entities.
If any action, proceeding, or investigation is commenced, as to which an Indemnified Person proposes to demand such indemnification, it will notify the Company with reasonable promptness; provided, however, that any failure by an Indemnified Person to notify the Company will not relieve the Company from its obligations hereunder except if and only to the extent that the Company’s defense of such action, proceeding or investigation is actually prejudiced by the Indemnified Person’s failure so to notify the Company. SMH Capital will have the right to retain counsel of its own choice to represent it; however, such firm shall be acceptable to the Company, which acceptance shall not be unreasonably withheld, and unless the Company assumes SMH Capital’s defense as provided below, the Company will pay the reasonable fees and expenses of such counsel, and such counsel shall to the fullest extent consistent with its professional responsibilities cooperate with the Company and any counsel designated by it. The Company will be entitled to participate at its own expense in the defense, or if it so elects, to assume and control the defense of any action, proceeding, or investigation, but, if the Company elects to assume the defense, such defense shall be conducted by counsel reasonably acceptable to SMH Capital. Any Indemnified Person may retain additional counsel of its own choice to represent it but shall bear the fees and expenses of such counsel unless the Company shall have specifically authorized the retaining of such counsel. The Company will not be liable for any settlement of any claim against an Indemnified Person made without its written consent.
In order to provide for just and equitable contribution, if a claim for indemnification pursuant to these Indemnification Provisions is made but it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) that such indemnification may not be enforced in such case, even though the express provisions hereof provide for indemnification in such case, then the Company, on the one hand, and any Indemnified Person, on the other hand, shall contribute to the losses, claims, damages, liabilities, or costs to which the Indemnified Persons may be subject in accordance with the relative benefits received by the Company, on the one hand, and SMH Capital, on the other hand, and also the relative fault of the Company, on the one hand, and SMH Capital, on the other hand, in connection with the statements, acts or omissions that resulted in such losses, claims, damages, liabilities, or costs, and the relevant equitable considerations shall also be considered. No person found liable for a fraudulent misrepresentation shall be entitled to contribution from any person who is not also found liable for such misrepresentation. Notwithstanding the foregoing, SMH Capital shall not be obligated to contribute any amount hereunder that exceeds the amount of fees received by SMH Capital pursuant to the Agreement.
Neither termination nor completion of the engagement of SMH Capital or any Indemnified Person under the Agreement shall affect the provisions of these Indemnification Provisions, which shall then remain operative and in full force and effect.
If any provision contained in this Exhibit A is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable, or against its regulatory policy, the remainder of the provisions contained in this Exhibit A shall remain in full force and effect and shall in no way be affected, impaired, or invalidated. These Indemnification Provisions may not be amended or modified in any way, except by subsequent agreement executed in writing.

Franklin Bank Corp.
June 15, 2007

Accepted and agreed to as of June 19, 2007:
Franklin Bank Corp.
/s/ Anthony J. Nocella

Anthony J. Nocella
President & Chief Executive Officer